EXHIBIT 99.(f)(1)













                              FIRST AMERICAN FUNDS

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


                         First Effective January 1, 2000

                             Amended September 2002

                            Further Amended July 2004

                          Further Amended February 2005

                              FIRST AMERICAN FUNDS

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.            INTRODUCTION...........................................1

              1.1.    Establishment of Plan
              1.2.    Definitions

                           1.2.1.         Account
                           1.2.2.         Annual Valuation Date
                           1.2.3.         Beneficiary
                           1.2.4.         Director
                           1.2.5.         Event of Maturity
                           1.2.6.         FAF
                           1.2.7          Investment Options
                           1.2.8.         Plan
                           1.2.9.         Plan Administrator
                           1.2.10.        Plan Statement
                           1.2.11.        Plan Year
                           1.2.12.        Valuation Date
              1.3.    Rules of Interpretation

SECTION 2.            PARTICIPATION..........................................3

              2.1.    Participation
              2.2.    Enrollment
              2.3.    Revocation
              2.4.    Prior Years' Enrollments

SECTION 3.            ADDITIONS TO ACCOUNTS..................................4

SECTION 4.            ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS...............5

              4.1.    Establishment of Accounts
              4.2.    Valuation of Accounts
              4.3.    Adjustment of Accounts

SECTION 5.            VESTING OF ACCOUNT.....................................5

SECTION 6.            MATURITY................................................5

              6.1.    Events of Maturity
              6.2.    Determination of Account
              6.3.    Effect of Maturity upon Further Participation in Plan

SECTION 7.            DISTRIBUTION............................................6

              7.1.    Time of Distribution

                           7.1.1.         Form of Distribution
                           7.1.2.         Substantially Equal
                           7.1.3.         Default

              7.2.    Designation of Beneficiaries
                           7.2.1.         Right To Designate
                           7.2.2.         Failure of Designation
                           7.2.3.         Disclaimers by Beneficiaries
                           7.2.4.         Definitions
                           7.2.5.         Special Rules
                           7.2.6.         No Spousal Rights
              7.3.    Death Prior to Full Distribution
              7.4.    Facility of Payment

SECTION 8.            FUNDING OF PLAN.........................................10

              8.1.    Unfunded Agreement
              8.2.    Spendthrift Provision

SECTION 9.            AMENDMENT AND TERMINATION...............................11

SECTION 10.           DETERMINATIONS -- RULES AND REGULATIONS.................11

              10.1.   Determinations
              10.2.   Rules and Regulations
              10.3.   Method of Executing Instruments
              10.4.   Information Furnished by Directors

SECTION 11.           PLAN ADMINISTRATION.....................................12

              11.1.   Administration
              11.2.   Establishment of Trust

SECTION 12.           DISCLAIMERS.............................................12

SECTION 13.           ADOPTION OF PLAN........................................12

EXHIBIT A.            FAF ADOPTING ENTITIES

                              FIRST AMERICAN FUNDS
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                                    SECTION 1

                                  INTRODUCTION

1.1. ESTABLISHMENT OF PLAN. Effective January 1, 2000, the FAF existing on that date authorized the creation of a nonqualified, unfunded deferral plan for the purpose of allowing their Directors to defer the receipt of directors' fees which would otherwise have been paid to the Director. It is intended that income taxes otherwise applicable to the deferred amounts shall be deferred until distributions from this deferral plan are made in accordance with the Plan Statement. At the time of distribution, it is intended that the value of any distribution whether in cash or in-kind made to a director shall be treated as ordinary income. The FAF have reserved the power to amend and terminate this Plan Statement from time to time.

1.2. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

         1.2.1. ACCOUNT -- the separate bookkeeping account representing the unfunded and unsecured general obligation of the respective FAF established with respect to each Director to which is credited the dollar amounts specified in
Section 3 and Section 4 and from which are subtracted payments made pursuant to
Section 6 and Section 7. To the extent necessary to accommodate different distribution elections made pursuant to Section 2, the Account shall be maintained as separate sub-accounts in sufficient number to accommodate each such distribution election. The Plan Administrator shall be responsible to establish and maintain the Accounts.

         1.2.2. ANNUAL VALUATION DATE -- each December 31.

         1.2.3. BENEFICIARY -- a person designated by a Director (or automatically by operation of this Plan Statement) to receive all or a part of the Director's Account in the event of the Director's death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Director.

         1.2.4. DIRECTOR -- an individual serving on the board of directors of any of the FAF who is not at the same time a common law employee of U.S. Bancorp or any of its affiliates or legal successors.

         1.2.5. EVENT OF MATURITY -- any of the occurrences described in Section 6 by reason of which a Director or Beneficiary may become entitled to a distribution from the Plan.

         1.2.6. FAF -- the corporate entities (and their legal successors in interest as applicable) which have adopted this Plan as indicated on Exhibit A attached hereto, which may be revised from time-to-time. Each corporate entity adopting this Plan shall be responsible only for its respective obligations to the Directors. As the context requires, this term shall refer to either a single participating entity or to all participating entities.

         1.2.7. INVESTMENT OPTIONS -- the certain classes of shares of the FAF which are open-end mutual funds designated by the Plan Administrator as the investment options under the Plan which determine the investment credit increases or decreases of the Accounts pursuant to Section 4.2 below.

         1.2.8. PLAN -- the income deferral program maintained pursuant to this Plan Statement by the FAF and established for the benefit of Directors eligible to participate therein. (As used herein, "Plan" does not refer to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the "Plan Statement"). The Plan shall be referred to as the "FIRST AMERICAN FUNDS DEFERRED COMPENSATION PLAN FOR DIRECTORS."

         1.2.9. PLAN ADMINISTRATOR -- The administrator of the plan shall be U.S. Bancorp Asset Management, Inc., a subsidiary of U.S. Bank National Association, or such other person or entity accepting such responsibility in writing pursuant to an authorized delegation by U.S. Bancorp Asset Management, Inc.

         1.2.10. PLAN STATEMENT -- this document entitled "FIRST AMERICAN FUNDS DEFERRED COMPENSATION PLAN FOR DIRECTORS" effective as of January 1, 2000 as adopted by the boards of directors of the FAF existing on January 1, 2000, as the same may be amended from time to time thereafter.

         1.2.11. PLAN YEAR -- the twelve (12) consecutive month period ending on any Annual Valuation Date.

         1.2.12. VALUATION DATE -- the Annual Valuation Date and each business day of the Plan Year.

1.3. RULES OF INTERPRETATION. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to this entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.

                                    SECTION 2

                                  PARTICIPATION

2.1. PARTICIPATION. Each Director shall be a participant in the Plan with respect to a particular FAF as of the latter of (1) January 1, 2000; (2) the day on which such FAF adopts this Plan; or (3) the day on which he or she first becomes a Director of such FAF.

2.2. ENROLLMENT AND INVESTMENT ELECTION. Prior to the first day of participation (or, in the case of a new Director, within 30 days after becoming a Director), the Director may make an enrollment election in the Plan for the remainder of that Plan Year and an initial investment election. Prior to the first day of any subsequent Plan Year, a Director may make a new enrollment election for that Plan Year. A Director may make a new investment election at any time, but not more frequently than once every 90 days. An investment election shall apply to all future contributions and shall also apply to (i.e., it shall REBALANCE) any existing Account balance for the affected Director. Once made, the enrollment election shall be irrevocable for the remainder of the Plan Year with respect to which it is made. Once made, an investment election shall remain in effect until a new investment election is made. If a Director does not make a new investment election at the beginning of a subsequent Plan Year, his or her account shall be rebalanced on the first day of such Plan Year to the investment election then in effect. Each such enrollment and investment election, whether for the initial Plan Year (in the case of an enrollment) or minimum 90-day period (in the case of an investment election) or for a subsequent Plan Year (in the case of an enrollment) or minimum 90-day period (in the case of an investment election), shall designate in writing or such other electronically communicated means which has been sanctioned and expressly communicated by the Plan Administrator as an allowable means of enrollment and/or investment election, e.g., internet e-mail, voice response telephonic or other electronically communicated means to the extent such means are sanctioned by the Plan Administrator all of the following:

         (a) in the case of such enrollment, the amount or portion of the Director's annual retainer and meeting fees from all of the FAF in the minimum aggregate annual amount of at least $10,000 as determined as of a date specified by the Plan Administrator during the Plan Year which shall not be paid to the Director in cash or in-kind in FAF shares but instead shall be credited to this Plan under Section 3 and Section 4 and distributed from this Plan under Section 6 and Section 7;

         (b) in the case of such enrollment, the manner in which the amounts attributable to such credits shall be paid to the Director in accordance with Section 7; and

         (c) in the case of such investment election, the percentages of the Director's Accounts to be invested in the available Investment Options.

2.3. EVERGREEN ELECTION/RE-BALANCING. Should a Director fail to make a subsequent enrollment and investment election following his or her initial election, the election in effect for the immediately prior Plan Year (in the case of enrollment) or minimum 90-day period (in the case of an investment election) shall continue in effect for the subsequent Plan Year or until changed, as the case may be. Directors' Account balances shall be rebalanced each time they make a new investment election and, if a new investment election is not made with respect to a new Plan Year, on the first day of such Plan Year, to reflect such new investment election in the former case and to reflect the then-existing investment election in the latter case.

2.4. REVOCATION. A Director's enrollment with respect to all deferrals under this Plan shall terminate upon the occurrence of the first of the following: (i) an Event of Maturity or (ii) the last day of the Plan Year in which the Director files a written revocation of the Director's enrollment.

2.5. RULES. Operational and procedural rules applicable to the investment election process shall be established by the Plan Administrator and communicated in Plan summaries provided to the Directors, operational forms or other means as deemed appropriate by the Plan Administrator.

                                    SECTION 3

                              ADDITIONS TO ACCOUNTS

The applicable FAF entity shall credit to the Account of each Director such amount as the Director in his or her sole discretion shall have determined in accordance with Section 2.2. The amount shall be separately determined by each Director and need not be equal or bear a uniform relationship to the deferrals of other Directors. The amount so allocated to a Director shall be credited to such Director's Account as of the Valuation Date in the month for which it is made. Such crediting shall take place at the time and in the manner determined by the Plan Administrator.

                                    SECTION 4

                    ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS

4.1. ESTABLISHMENT OF ACCOUNTS. There shall be established for each participant an unfunded bookkeeping Account with respect to each FAF for which the participant acts as Director, which shall be adjusted each Valuation Date.

4.2. VALUATION OF ACCOUNTS. The value of each Account shall be determined as of each Valuation Date (the "current Valuation Date"), which valuation shall reflect, as nearly as practicable, the effect of the applicable Investment Option(s) used to credit earnings (or losses) to the Account and the effect of any expenses charged to the Account.

4.3. ADJUSTMENT OF ACCOUNTS. The value of each Account shall be increased or decreased from time to time for distributions, contributions, crediting of reflective investment increases and decreases and expenses charged to the Account.

                                    SECTION 5

                               VESTING OF ACCOUNT

The Account of each Director shall be fully (100%) vested at all times.

                                    SECTION 6

                                    MATURITY

6.1. EVENTS OF MATURITY. A Director's Account shall mature and become distributable in accordance with Section 7 upon the earliest to occur of any of the following events while serving as a Director of a FAF:

         (a)      his or her death, or

         (b) his or her removal or resignation from the board of directors of all of the FAF entity for which he or she serves as Director, whether voluntary or involuntary, (which shall include his or her retirement from the board of directors of the applicable FAF entity) or

         (c) termination of the Plan ; provided, however, that with respect to deferrals of directors' fees which are earned on and after January 1, 2005, a Director's Account shall become distributable upon termination of the Plan only if the Plan Administrator is advised by counsel that this is consistent with then-existing interpretations of Section 409A of the Internal Revenue Code.

6.2. EFFECT OF MATURITY UPON FURTHER PARTICIPATION IN PLAN. On the occurrence of an Event of Maturity, a Director shall cease to have any interest in the Plan other than the right to receive payment of his or her Account as provided in
Section 7 hereof, adjusted from time to time as provided in Section 4.

                                    SECTION 7

                                  DISTRIBUTION

7.1. TIME OF DISTRIBUTION. As soon as administratively feasible following the occurrence of an Event of Maturity effective as to a Director, the Plan Administrator shall commence payment of such Director's Account in the manner designated by the Director. The manner designated by the Director shall have been elected during the Director's initial enrollment or, if subsequently revised, as designated at least twelve months prior to a Director's Event of Maturity. If a Director submitted a change in his or her election as to the manner of distribution less than twelve months prior to the Director's Event of Maturity, the previous election shall control. In addition, with respect to deferrals of directors' fees which are earned on and after January 1, 2005, if a Director changes his or her designation of the manner of distribution, (a) such change shall not reduce the number of installments previously elected, and (b) the first distribution shall be delayed at least five years from the Director's Event of Maturity.

         7.1.1. FORM AND MANNER OF DISTRIBUTION. In accordance with a Director's written elections, distribution shall be made in cash and either:

         (a) In a series of substantially equal annual installments payable over five years;

         (b) In a series of substantially equal annual installments payable over ten years; or

         (c)      In a single, lump sum payment.

If a Director elects (a) or (b) above, he or she may continue to make and change investment elections as to the undistributed amount during the distribution period in the manner set forth in Section 2 hereof.

         7.1.2. SUBSTANTIALLY EQUAL. Distributions shall be considered to be substantially equal if the amount of the distribution in a particular manner required to be made for each Plan Year (the "distribution year") is determined by dividing the remaining amount distributable in that manner as of the annual Valuation Date in the Plan Year immediately preceding the distribution year (such preceding Plan Year being the "valuation year") by the number of remaining installment payments to be made (including the distribution being determined).

         7.1.3. DEFAULT. If for any reason a Director shall have failed to make a written designation and manner of distribution (including reasons entirely beyond the control of the Director), the distribution shall be made in a single lump sum during the January following the Director's Event of Maturity. No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Director's selection of the manner of distribution.

7.2. DESIGNATION OF BENEFICIARIES.

         7.2.1. RIGHT TO DESIGNATE. Each Director may designate, upon forms to be furnished by and filed with Plan Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Director's Account in the event of such Director's death. The Director may change or revoke any such designation at any time and from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Director and received by Plan Administrator during the Director's lifetime.

         7.2.2. FAILURE OF DESIGNATION. If a Director:

         (a)      fails to designate a Beneficiary,

         (b) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

         (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Director,

such Director's Account, or the part thereof as to which such Director's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Director and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Director:

         Director's surviving spouse
         Director's surviving issue per stirpes and not per capita Director's surviving parents
         Director's surviving brothers and sisters
         Representative of Director's estate.

         7.2.3. DISCLAIMERS BY BENEFICIARIES. A Beneficiary entitled to a distribution of all or a portion of a deceased Director's Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Director's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Plan Administrator after the date of the Director's death but not later than one hundred eighty (180) days after the date of the Director's death. A disclaimer shall be irrevocable when delivered to the Plan Administrator. A disclaimer shall be considered to be delivered to the Plan Administrator only when actually received by the Plan Administrator. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Director as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8. The Plan Administrator shall recognize no other form of attempted disclaimer.

         7.2.4. DEFINITIONS. When used herein and, unless the Director has otherwise specified in the Director's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Director.

         7.2.5. SPECIAL RULES. Unless the Director has otherwise specified in the Director's Beneficiary designation, the following rules shall apply:

         (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Director, it shall be deemed that the Beneficiary was not living at the time of the death of the Director.

         (b) The automatic Beneficiaries specified in Section 7.2.2 and the Beneficiaries designated by the Director shall become fixed at the time of the Director's death so that, if a Beneficiary survives the Director but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

         (c) If the Director designates as a Beneficiary the person who is the Director's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Director and such person shall automatically revoke such designation. (The foregoing shall not prevent the Director from designating a former spouse as a Beneficiary on a form executed by the

                  Director and received by the Plan Administrator after the date of the legal termination of the marriage between the Director and such former spouse, and during the Director's lifetime.)

         (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Director shall be given effect without regard to whether the relationship to the Director exists either then or at the Director's death.

         (e) Any designation of a Beneficiary only by statement of relationship to the Director shall be effective only to designate the person or persons standing in such relationship to the Director at the Director's death.

The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

         7.2.6. NO SPOUSAL RIGHTS. No spouse or surviving spouse of a Director and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Director.

7.3. DEATH PRIOR TO FULL DISTRIBUTION. If a Director dies after an Event of Maturity but before distribution of such Director's Account has been completed, the remaining undistributed Account shall be distributed in the same manner as hereinbefore provided in Section 7.1. If, at the death of the Director, any payment to the Director was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which are payable to the Beneficiary (and shall not be paid to the Director's estate).

7.4. FACILITY OF PAYMENT. In case of the legal disability of a Director or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Plan Administrator shall be advised of the existence of such condition:

         (a) to the duly appointed guardian, conservator or other legal representative of such Director or Beneficiary, or

         (b) to a person or institution entrusted with the care or maintenance of the incompetent or disabled Director or Beneficiary, provided such person or institution has satisfied the Plan Administrator that the payment will be used for the best interest and assist in the care of such Director or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Director or Beneficiary.

Any payment made from the Director's Account in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the applicable FAF entity therefor.

                                    SECTION 8

                                 FUNDING OF PLAN

8.1. UNFUNDED AGREEMENT. The obligation to pay the balance of an Account to a Director shall be solely and exclusively the obligation of the applicable FAF entity. Such obligation constitutes only the unsecured (but legally enforceable) promise of the applicable FAF entity to make such payments. The Director shall have no lien, prior claim or other security interest in any property of the FAF. The FAF may, but is not required to, establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the FAF. Each FAF will pay its portion of the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring each FAF's obligation to its Directors under this Plan and shall not be construed to impose on the FAF the obligation to create any separate fund for purposes of this Plan.

8.2. SPENDTHRIFT PROVISION. No Director or Beneficiary shall have any transmissible interest in any Account nor shall any Director or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the applicable FAF, nor shall any FAF recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the applicable FAF.

The power to designate Beneficiaries to receive the Account of a Director in the event of such Director's death shall not permit or be construed to permit such power or right to be exercised by the Director so as thereby to anticipate, pledge, mortgage or encumber such Director's Account or any part thereof, and any attempt of a Director so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the applicable FAF.

This section shall not prevent any FAF from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an Event of Maturity, as such powers may be conferred upon it by any applicable provision hereof.

                                    SECTION 9

                            AMENDMENT AND TERMINATION

The Boards of Directors of the FAF reserve the power to amend or terminate the Plan as applicable to any one or more of the FAF. Any amendment must either be adopted unanimously by all Boards of Directors of all of the FAF or, in lieu of unanimous approval, the Plan Administrator may adopt an amendment or terminate this Plan as applicable to any one or more of the FAF entities. No amendment or termination of the Plan, however, shall reduce a Director's Account earned as of the date of such amendment unless the Director so affected consents thereto in writing. A Director's Account earned as of the date of an amendment or termination shall be determined as if the Director had an Event of Maturity on that date.

                                   SECTION 10

                     DETERMINATIONS -- RULES AND REGULATIONS

10.1. DETERMINATIONS. The Plan Administrator shall make such determinations as may be required from time to time in the administration of the Plan. The Plan Administrator, in its sole discretion, shall have the authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Directors and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. RULES AND REGULATIONS. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Plan Administrator.

10.3. METHOD OF EXECUTING INSTRUMENTS. Information to be supplied or written notices to be made or consents to be given by a FAF pursuant to any provision of this Plan Statement may be signed in the name of the FAF or the Plan Administrator by any officer or director thereof who has been authorized to make such certification or to give such notices or consents.

10.4. INFORMATION FURNISHED BY DIRECTORS. Neither the applicable FAF nor the Plan Administrator shall be liable or responsible for any error in the computation of the Account of a Director resulting from any misstatement of fact made by the Director, directly or indirectly, to such FAF, and used by it in determining the Director's Account. Neither the applicable FAF nor the Plan Administrator shall be obligated or required to increase the Account of such Director which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Director. However, the Account of any Director which are overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth.

                                   SECTION 11

                               PLAN ADMINISTRATION

The Plan Administrator is the person, entity or committee identified in Section
1.2.9. The functions generally assigned to the Plan Administrator shall be discharged by the Plan Administrator or delegated and allocated to such other person(s) authorized by the boards of directors of the FAF.

                                   SECTION 12

                                   DISCLAIMERS

Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be an obligation of any Director. The FAF shall not be obliged to continue the Plan. The terms of this Plan Statement shall not give any Director the right to be retained on the boards of directors of the FAF. Neither the FAF nor any of their officers nor any member of their boards of directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Director or to any Beneficiary or to any creditor of a Director or a Beneficiary. Each Director, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the FAF for such payments or to the Account distributed to any Director or Beneficiary, as the case may be, for such payments. In each case where an Account shall have been distributed to a former Director or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Director or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the FAF. Neither the FAF nor any of their officers nor any member of their boards of directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of any FAF. The FAF and their officers and the members of their boards of directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

                                   SECTION 13

                                ADOPTION OF PLAN

As documented by their authorized board resolutions adopting this Plan, the boards of directors of the FAF existing as of January 1, 2000 hereby adopt this Plan Statement effective as of January 1, 2000. Additional corporate entities may adopt this Plan with the documented approval of their boards of directors and the Plan Administrator.

                                    EXHIBIT A

                            Effective January 1, 2000

                           Supplemented February 2005

FAF Adopting Entities:

FIRST AMERICAN INVESTMENT FUNDS, INC.
FIRST AMERICAN FUNDS, INC.
FIRST AMERICAN STRATEGY FUNDS, INC.
AMERICAN STRATEGIC INCOME PORTFOLIO INC.
AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II
AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III
AMERICAN SELECT PORTFOLIO INC.
AMERICAN MUNICIPAL INCOME PORTFOLIO INC.
MINNESOTA MUNICIPAL INCOME PORTFOLIO INC.
AMERICAN INCOME FUND, INC.
FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II INC.
FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.